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                                                                      EXHIBIT 16

              [LETTER FROM MCARTHUR, THAMES, SLAY AND DEWS, PLLC]


September 30, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Lamar Capital Corporation (the "Company")

Ladies and Gentlemen:

We have read and agree with the statement made by the Company in its Amendment No. 1 to Registration Statement No. 333-61355 on Form S-1, in response to Item 304 of Regulation S-K.

Sincerely yours,


McArthur, Thames, Slay and Dews, PLLC
Hattiesburg, Mississippi